Exhibit 10.5

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Amendment Agreement #1

This Amendment Agreement #1 (the “Amendment”) is made effective July 1st, 2011 (the “Amendment Effective Date”) by and between PROSENSA Holding BV, a company incorporated under the laws of the Netherlands and with registered number 28076693, whose offices are located at J.H. Oortweg 21, 2333 CH Leiden, The Netherlands (“Prosensa”), and Glaxo Group Limited, a company incorporated under the laws of England and Wales with registered number 00305979, whose registered office is Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GSK”). Prosensa and GSK are each referred to herein by name or as a “Party” or, collectively, as “Parties”. All capitalized terms that are used in this Amendment and not defined herein shall have the meanings ascribed to them in the Original Agreement. Except as specifically modified by or otherwise agreed to in this Amendment, the Parties hereto agree that all of the terms and conditions set forth in the Original Agreement remain in full force and effect.

RECITALS

WHEREAS Prosensa and GSK are parties to a certain Research and Development, Collaboration and License Agreement dated October 6th, 2009 (the “Original Agreement”);

WHEREAS Prosensa is willing to extend the duration of GSK’s exclusive Option with respect to the Exon 44 Program and the option period for GSK to exercise its Option with respect to the Exon 44 Program based upon certain changes to the Development Plan for the Exon 44 Program and certain additional funding and payments to be provided by GSK; and

WHEREAS GSK is willing to accept such changes to the Development Plan for the Exon 44 Program and to provide such additional funding and payments in exchange for such extension to the duration of the exclusive Option and the option period for GSK to exercise its Option with respect to the Exon 44 Program, and Prosensa is willing to accept the revised terms and conditions and the obligations herein with respect to the Exon 44 Program.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Original Agreement and in this Amendment and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree as follows:

1.

The Parties hereby agree to modify the Development Plan for the Exon 44 Program in accordance with a new clinical development plan which GSK and Prosensa have designed, the details of which include, without limitation, the list of activities to be conducted and allocation of which Party will conduct such development activities, and the anticipated timelines and the budgeted costs for such activities. The modified Development Plan will include a PoC clinical study for the PRO044 Compound *****

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but the Parties acknowledge that the final design of this study may be slightly different, provided the design is similar in scope and set-up, and GSK will have the final decision-making authority on the design. GSK and Prosensa will establish which studies under the modified Development Plan will be conducted by Prosensa or on behalf of Prosensa and which ones possibly by GSK, based on the guiding principle that the work should be done as swiftly, efficiently and economically as is reasonably practical, and also by the Party best positioned to do the work. The modified Development Plan for the Exon 44 Program, together with its projected budget, shall be as set forth in detail and appended as Appendix 1 to this Amendment, which is hereby incorporated by reference and included in this Amendment.

2.	The Parties hereby agree that GSK’s exclusive Option with respect to the Exon 44 Program shall continue to apply until the expiration of the amended Review Period herein, and Prosensa’s obligations as set forth under Section 7.1 shall continue to apply in accordance with the terms and conditions stated therein, and the Review Period for the Exon 44 Program shall be amended to begin upon GSK’s receipt of a data package ***** GSK may exercise its Option to the Exon 44 Program, at any time in GSK’s discretion, prior to or during such Review Period. In the event that GSK has received a data package resulting from the completed Clin-03 Study and does not exercise the Option to the Exon 44 Program by the end of such Review Period, then the Option to the Exon 44 Program will be deemed to have expired unexercised, and subject only to Article 2.5 (c) of the Original Agreement as amended hereunder, GSK shall have no further rights or claims on the Exon 44 Program, and the Exon 44 Program shall be subject to Sections 4.5 and 5.3 and Article 12 of the Original Agreement. For avoidance of doubt, GSK shall pay Prosensa the Option Exercise Fee set forth in Section 6.2(b) of the Original Agreement upon exercise of the Option for the Exon 44 Program, and Prosensa shall have no right to require GSK to make a decision to exercise the Option for the Exon 44 Program at any point prior to the end of the Review Period as amended herein for the Exon 44 Program.

3.	Prosensa hereby represents and warrants to GSK that it does not, as of the Amendment Effective Date, have any active preclinical (in vivo stage) Development program ongoing relating to an improved or optimized (i.e. relative to PRO044) Exon 44 skipping compound, and that it shall keep GSK informed at JSC meetings held pursuant to the Original Agreement of any activities of Prosensa relating to any research and/or development by or on behalf of Prosensa and/or its Affiliate of any such improved or optimized Exon 44 skipping compound, if and when such a program or activities are initiated. In addition, Section 2.5(c)(i) of the Original Agreement is hereby amended by adding the following new sentence to the end of Section 2.5(c)(i):

“Notwithstanding the foregoing and solely with respect to the Exon 44 Program, in the event GSK has received a data package resulting from the completed Clin-03 Study, then the ***** set forth above in this Section 2.5(c)(i) shall be reduced to ***** from the date of the receipt of such data package by GSK.”

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4.	Section 2.5(c)(iii) of the Original Agreement is hereby amended in its entirety and is replaced with the following new Section 2.5(c)(iii):

“Notwithstanding the foregoing and for clarity, the provisions of this Section 2.5 shall not apply to (i) any Program that is unilaterally terminated by GSK (other than as provided in paragraph (ii) above) pursuant to Section 12.3 or pursuant to a decision by GSK to terminate all further Development funding of such Program under Amendment Agreement # 1, or (ii) any Program terminated by PROSENSA for GSK’s material breach pursuant to Section 12.2 or (iii) any Compound within a non-selected DMD Program 3 project or non-selected DMD Program 4 project as described in Section 2.5(a) and (b), respectively or (iv) any PROSENSA Collaboration Program for which a Compound under such PROSENSA Collaboration Program has met the POC Criteria and GSK has (a) declined the applicable Option under such PROSENSA Collaboration Program or (b) allowed such Option to expire.” (new language underlined)

5.	The table of Section 6.2(b) of the Original Agreement is hereby amended by inserting an additional milestone between the third and forth rows of the table as follows:

“Simplified Development Milestone	*****

6.	Section 6.2(b) of the Original Agreement is hereby amended by inserting a new Section 6.2(b)(iv) as follows:

“(iv) Simplified Development Milestone means that *****. This Simplified Development Milestone is payable only in the event that GSK exercises its Option to the Exon 44 Program, in which case, the Simplified Development Milestone will be payable within ***** Days after receipt of an invoice from PROSENSA on or after the date that notice is received of acceptance of the file for marketing approval by both the FDA and EMA with no material additional clinical studies or other material clinical work being required or recommended by either the FDA or EMA, or deemed necessary by GSK for marketing approval using commercially reasonable judgment based upon emerging data or correspondence or guidance from the FDA or EMA, beyond the completed Clin-03 Study. The Bonus for Accelerated Filing of ***** as shown in this Section 6.2(b) remains applicable, but in the event that GSK has paid the Simplified Development Milestone of *****, the

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Bonus for Accelerated Filing will no longer apply to the Exon 44 Program. In the event that the conditions for the Bonus for Accelerated Filing with respect to the Exon 44 Program are met before the conditions for the Simplified Development Milestone are met, GSK will pay the Bonus for Accelerated Filing with respect to the Exon 44 Program when conditions for this milestone are met, and, if the conditions are subsequently met for the Simplified Development Milestone, GSK will then pay PROSENSA the difference between the two milestone amounts, for a total payment by GSK for both of these milestones, which shall not in any event exceed the total of *****. For avoidance of doubt, in the event the Simplified Development Milestone is not applicable, the Bonus for Accelerated Filing with respect to the Exon 44 Program will still be applicable if the terms and conditions of Section 6.2(b)(ii) are satisfied.”

7.

The Parties hereby agree that the modified Development Plan and its associated budget for the Exon 44 Program, as established in Appendix 1, will be updated as appropriate from time to time in joint consultation through a Joint Development Sub-committee (JDS) of the JSC for the PRO044 Compound established by GSK and Prosensa. Notwithstanding anything to the contrary in the Original Agreement, GSK shall have the final decision-making authority in the event of any disagreement at the JDS (or at the JSC or otherwise between the Parties) regarding any of the Development activities going forward as set forth under the modified Development Plan, and as the modified Development Plan may be updated from time to time by the JDS and the JSC, for the Exon 44 Program for which GSK bears the full Development cost, as such costs are set out in the attached Appendix 1. GSK shall have the right at any time, within its full discretion, to terminate all further funding by GSK of Development under the Exon 44 Program, and in such case, such termination shall become effective immediately upon providing written notice to Prosensa. In the event GSK terminates all further funding of Development under the Exon 44 Program prior to exercising the Option to the Exon 44 Program, then the Option to the Exon 44 Program will be deemed to have expired unexercised, and subject only to the rights of GSK to repayment as set forth in each of Paragraphs 10 and 12 of this Amendment, and Article 2.5(c) of the Original Agreement as amended hereunder, GSK shall have no further rights or claims on the Exon 44 Program and the Exon 44 Program shall be subject to Sections 4.5 and 5.3 and Article 12 of the Original Agreement. Further in the event of such termination, and subject only to Article 2.5(c) of the Original Agreement as amended hereunder, GSK shall have no further obligation for any additional Development costs or expenses with respect to the Exon 44 Program, provided, however, that GSK will be responsible for any Development costs or expenses for non-cancellable binding contractual obligations to a Third Party, for Development costs or expenses that cannot be avoided or mitigated by Prosensa taking reasonable actions, and for Development costs and expenses related to ongoing studies which cannot ethically be immediately terminated. Notwithstanding the above, and in the event that the Parties agree via the JDS or JSC that the emerging data would warrant, the Parties will discuss and agree in good faith, prior to March 1st, 2012, and throughout the course of conduct of the Development Plan as emerging data would warrant, *****

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and that therefore the Development Plan and associated budget as set forth in Appendix 1 would require significant modifications. In such event, GSK shall be entitled to temporarily suspend ***** months (unless extended by mutual agreement in writing by the Parties) all further funding of the Development Plan (other than funding which is directly for non-cancellable binding contractual obligations to a Third Party, for Development costs or expenses that cannot be avoided or mitigated by Prosensa taking reasonable actions, and for Development costs and expenses directly related to ongoing studies which cannot ethically be immediately terminated) until such time as the Parties can discuss in good faith and mutually agree upon a new Development Plan and a new budget based upon ***** of PRO044, and any such temporary suspension of funding or of Development activities under the Exon 44 Program shall not be construed as a termination by GSK of all further funding of the Exon 44 Program under Paragraph 7 of this Amendment or otherwise be construed as a unilateral termination of the Exon 44 Program by GSK.

8.	In the event GSK terminates all further Development funding of the Exon 44 Program pursuant to its rights under Paragraph 7 of this Amendment or otherwise prior to exercise of the Option or if the Exon 44 Program is otherwise unilaterally terminated by GSK under the provisions of Article 12 of the Original Agreement, or in the event the Option to the Exon 44 Program otherwise expires unexercised, the provisions of Sections 4.5, 5.3(a), 5.3(b) (applied as if such termination occurred after exercise of the Option) and Article 12 of the Original Agreement shall be applicable.

9.	The table of Section 6.2(b) of the Original Agreement is hereby amended by inserting an additional milestone between the first and second rows of the table as follows:

“Advance Option Fee	*****
Additional Advance Option Fee	***** or *****

10.	Section 6.2(b) of the Original Agreement is hereby amended by inserting a new Section 6.2(b)(v) as follows:

“(v) Unless the Exon 44 Program has been terminated by notice under any of the provisions of Article 12 of this Agreement, or GSK has provided written notice to PROSENSA that it will terminate all further funding of the Development Plan pursuant to its rights under Paragraph 7 of Amendment Agreement #1, GSK shall pay PROSENSA the Advance Option Fee of ***** of receipt of an invoice from PROSENSA sent no earlier than *****, but in no event shall such payment be construed to be due and payable by GSK prior to *****. In addition to the Advance Option Fee, GSK shall pay PROSENSA either (a) the Additional Advance Option Fee of ***** in the event the *****, or (b) the Additional Advance Option Fee of ***** in the event the *****. No Additional Advance Option Fee will be payable in the event the Clin-03 Study starts before *****. The applicable Additional Advance Option

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Fee is payable within ***** of receipt of an invoice from PROSENSA on or after the start date of the Clin-03 Study which is deemed to occur upon the first randomized patient being dosed under the study. The maximum Additional Advance Option Fee will be *****. If GSK exercises its Option to the Exon 44 Program at any time, any Advance Option Fee and Additional Advance Option Fee actually paid by GSK to PROSENSA, will be fully credited toward the PRO044 Option Exercise Fee of *****, and the *****. If GSK does not exercise its Option to the Exon 44 Program or terminates all further funding of the Exon 44 Program pursuant to its rights under Paragraph 7 of Amendment Agreement #1 or otherwise, or if the Exon 44 Program is terminated unilaterally by GSK or mutually by the Parties under the provisions of Article 12 of the Original Agreement, and unless conditions (1) and (2) are both met such that (1) PROSENSA provides notice in writing to GSK within ***** of the date of such termination or decision by GSK to decline the Option that PROSENSA will permanently terminate Development and any commercialization of the PRO044 Compound, and (2) at the time that GSK seeks to apply the repayment credit hereunder to a particular milestone or royalty payment due, the development and/or commercialization of the PRO044 Compound has not been continued by PROSENSA or its Affiliate, or re-partnered, licensed, or sold to a Third Party, or in the case of a merger, acquisition or Change of Control of PROSENSA, PROSENSA’s successor or their licensee or assignee has not continued the development or commercialization of the PRO044 Compound; then , any Advance Option Fee and Additional Advance Option Fee actually paid by GSK to PROSENSA will be repaid to GSK in the form of a credit for a deduction from future milestone payments pursuant to Section 6.2(a) of this Agreement regardless of when such payments become due, or future milestone payments pursuant to Sections 6.2(c) or 6.2(d) of this Agreement that become due on or after January 1, 2014, or royalty payments pursuant to Section 6.3 of this Agreement by GSK to PROSENSA with respect to PRO051 (GSK2402968) regardless of when such payments become due, or royalty payments pursuant to Section 6.3 of this Agreement by GSK to PROSENSA with respect to the DMD 3 Program or the DMD 4 Program, that become due on or after January 1, 2014, provided, however, the deduction applied to any individual milestone or royalty payment shall not exceed ***** of the amount of such milestone or royalty payment otherwise due PROSENSA before applying such deduction. GSK shall have the right to determine in its sole discretion, and in accordance with the above terms and conditions, which milestone and/or royalty payments and for which Program it wishes to apply the credit against, up to a cumulative total of ***** of the total amount of any Advance Option Fee and Additional Advance Option Fee actually paid by GSK to PROSENSA.

If the conditions of (1) and (2) above are both met at the time that GSK seeks to apply the credit hereunder to a given milestone or royalty payment due, any Advance Option Fee and Additional Advance Option Fee actually paid by GSK to PROSENSA shall not be repayable by PROSENSA with respect to the applicable milestone or royalty payment. Also, for avoidance of doubt, PROSENSA shall have no such

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repayment obligation to GSK if the conditions (1) and (2) above are both met, but PROSENSA instead pursues the Development of a different Compound under an Exon 44 Program totally in lieu of the PRO044 Compound. The Parties hereby understand and agree that the intent is for GSK to be entitled to be credited the full repayment amount of any Advance Option Fee and Additional Advance Option Fee actually paid by GSK to PROSENSA if the PRO044 Compound continues in development or commercialization, regardless of whether PROSENSA, its Affiliate, or successor, or its or their Third Party licensee or assignee is progressing the PRO044 Compound.”

11.	The Parties hereby agree that, except as noted below, and subject always to GSK’s rights under Paragraph 7 of this Amendment to terminate the Exon 44 Program or otherwise in the event of any termination under the provisions of Article 12 of the Original Agreement, GSK shall pay the total costs and expenses for the expected Development work to be performed under the modified Development Plan conducted by Prosensa or by a Third Party contractor, the selection of any such contractor shall be approved in advance by GSK, under the guidance/supervision of Prosensa, such payment to be made either to Prosensa or directly by GSK to the Third Party contractor, as applicable, as follows:

a.	GSK shall pay milestone-based, staged payments for two (2) toxicity studies, ***** of a Natural History Study, up to a maximum GSK contribution of ***** as GSK’s ***** share for the Natural History Study, and for the manufacturing of drug substance as follows:

(i)

a total of ***** for a ***** and ***** for a *****, to be staged, for the Exon 44 Program. The Parties acknowledge that these costs are estimated and that the actual amounts may vary from the estimate. GSK shall pay these costs as milestone payments to Prosensa (or directly to the Third Party vendor as applicable) in recognition of the enabling toxicology studies completed. The Parties further agree that Prosensa may commit under contract to Third Party Contractors who have been approved by GSK to conduct these toxicity studies at any time after the Amendment Effective Date. The first milestone payment on account of the monkey toxicity study shall be in the amount of *****, payable within ***** of GSK’s receipt of an invoice from Prosensa on or after the date of receipt by Prosensa of an invoice from the Third Party contractor (which has been approved in advance by GSK in writing) for initiation of work, and the remaining ***** shall be payable within ***** of GSK’s receipt of an invoice from Prosensa on or after the date of completion of the 9-month monkey toxicity study. The milestone payment for the 6 month mouse toxicity study shall be payable within ***** of GSK’s receipt of an invoice from Prosensa on or after the date of receipt by Prosensa of an invoice from the Third Party contractor (which has been approved in

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advance by GSK in writing) for initiation of the studies. If the actual reasonable and documented costs exceed the estimated amount, GSK will pay the deficit to Prosensa. Likewise, if the actual costs are lower than the estimated amount, Prosensa will credit the surplus to GSK.

(ii)	Up to a maximum of ***** in total for GSK’s ***** share for the Natural History Study (“all-comers study”), to be staged, as follows: a milestone payment of ***** for initiation of the study, in recognition of its value to the alliance Programs, payable within ***** of receipt by GSK of an invoice from Prosensa on or after the Amendment Effective Date, and an additional ***** within ***** of receipt by GSK of an invoice from Prosensa on or after *****, and up to ***** additional payments of ***** for each ***** patients enrolled, up to a total of ***** patients, payable within ***** days of receipt by GSK of an invoice from Prosensa for each such ***** patients enrolled, the first invoice for such additional payments to be sent not earlier than *****; provided, however, that if GSK unilaterally terminates funding of the Exon 44 Program or the Exon 44 Program is otherwise terminated, then GSK shall have no obligation to pay any milestone amounts for the Natural History Study that have not been achieved at the time of termination, except that GSK shall reimburse Prosensa for any costs incurred as a result of commitments which Prosensa has entered into for non-cancellable binding contractual obligations to a Third Party, for Development costs or expenses that cannot be avoided or mitigated by Prosensa taking reasonable actions.

(iii)	***** for the manufacture of drug substance for the Exon 44 Program clinical studies, payable within ***** of GSK’s receipt of an invoice from Prosensa on or after the date that is the earlier to occur of (a) ***** after the approval has been received by Prosensa to initiate the Clin-02 Study in at least ***** countries, or (b) ***** prior to the first patient being randomized for the Clin-02 Study.

b.	GSK shall pay the Clin-02 and Clin-03 Study costs for the PRO044 Compound in the form of reasonable Development costs and expenses directly connected to the conduct of such studies, as documented by written records of Prosensa or a Third Party contractor that has been approved in advance by GSK in writing, such payments to be made progressively in stages as the work is ongoing. For the avoidance of doubt, GSK shall have no obligation to pay, and will not pay, the Development costs and expenses for the Clin-01 cohorts five (5) and six (6) study, or for the IV cohort study, unless otherwise expressly agreed by the Parties mutually in writing.

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c.	To the extent that GSK requests any additional studies that are not covered under the modified Development Plan for the Exon 44 Program (as shown in Appendix 1) in writing via the JDS, or if the Parties agree via the JDS and JSC to initiate any such additional studies for the Exon 44 Program, then prior to Prosensa entering into any commitments for each such study, the Parties will discuss such additional studies at the JDS, and if agreed to by both GSK and Prosensa, such studies shall be initiated. GSK will pay all such additional documented and reasonable Development costs and expenses for the Exon 44 Program as agreed to by GSK and Prosensa. These additional Development cost and expenses will be paid by GSK progressively in stages as the work is ongoing, after receipt of an invoice from Prosensa on or after the date that such work is completed.

d.	In the event that the Parties determine in good faith that GSK is best suited to deal directly with the selected Third Party contractor for the conduct of any of the activities described in subparagraphs (a), (b) or (c) above, then, in lieu of making the relevant payments to Prosensa, GSK shall instead make the required payments directly to the Third Party contractor used, upon the invoicing and payment terms and conditions described in the applicable Third Party contract.

12.

In the event that GSK does not exercise its Option or terminates all further funding of the Exon 44 Program pursuant to its rights under Paragraph 7 of this Amendment or otherwise, or if the Exon 44 Program is terminated unilaterally by GSK or mutually by the Parties under the provisions of Article 12 of the Original Agreement, and unless conditions (1) and (2) are both met such that (1) Prosensa provides notice in writing to GSK within twelve (12) months of the date of such termination or decision by GSK to decline the Option that Prosensa will permanently terminate Development and any commercialization of the PRO044 Compound, and (2) at the time that GSK seeks to apply the repayment credit hereunder to a particular milestone or royalty payment due, the development and/or commercialization of the PRO044 Compound has not been continued by Prosensa or its Affiliate, or re-partnered, licensed, or sold to a Third Party, or in the case of a merger, acquisition or Change of Control of Prosensa, Prosensa’s successor or their licensee or assignee has not continued the development or commercialization of the PRO044 Compound; then Prosensa shall pay back to GSK ***** of all of the Development costs and expenses and all of the milestone-based payments under this Amendment for the Exon 44 Program paid by GSK in the aggregate, from the Amendment Effective Date until the expiration date of the Option or the effective termination date of the Exon 44 Program as the case may be, but specifically excluding the Development costs paid by GSK for the Natural History Study set forth in paragraph 11(a)(ii) above, and, for avoidance of doubt, specifically excluding the Six Month Safety and Data Review During PhI/II Extension Study milestone set forth in Section 6.2(b) of the Original Agreement. Such repayment by Prosensa is to be made *****

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Section 6.2(a) of the Original Agreement regardless of when such payments become due, or future milestone payments pursuant to Sections 6.2(c) or 6.2(d) of the Original Agreement that become due on or after *****, or royalty payments pursuant to Section 6.3 of the Original Agreement by GSK to Prosensa with respect to PRO051 (GSK2402968) regardless of when such payments become due, or royalty payments pursuant to Section 6.3 of the Original Agreement by GSK to Prosensa with respect to the DMD 3 Program or the DMD 4 Program that become due on or after *****, provided, however, the deduction applied to any individual milestone or royalty payment shall not exceed ***** of the amount of such milestone or royalty payment otherwise due Prosensa before applying such deduction. If the conditions of (1) and (2) above are both met at the time that GSK seeks to apply the credit hereunder to any given applicable milestone or royalty payment due, the credit shall not apply with respect to the applicable milestone or royalty payment at issue. GSK shall have the right to determine in its sole discretion, and in accordance with the above terms and conditions, which milestone and/or royalty payments and for which Program it wishes to apply the credit against, up to a cumulative total of ***** of the total amount of all such Development costs and expenses and milestone-based payments paid hereunder (excluding only the Natural History Study payments). The Parties hereby understand and agree that the intent is for GSK to be entitled to be credited the ***** of the total amount of all such Development costs and expenses and milestone-based payments paid under this Amendment (excluding the Natural History Study payments and, for avoidance of doubt, specifically excluding the Six Month Safety and Data Review During PhI/II Extension Study milestone set forth in Section 6.2(b) of the Original Agreement) if the PRO044 Compound continues in development or commercialization, regardless of whether Prosensa, its Affiliate or successor, or its or their Third Party licensee or assignee is progressing the PRO044 Compound. For avoidance of doubt, Prosensa shall have no such repayment obligation to GSK if the conditions (1) and (2) above are both met, but Prosensa instead pursues the Development of a different Compound under an Exon 44 Program totally in lieu of the PRO044 Compound.

13.	Prosensa envisages publishing a press release after the execution of this Amendment. The final version of the press release will be subject to prior review by GSK, and Prosensa will provide GSK with at least ***** prior to planned release for review and comment by GSK. Prosensa will modify to take into account the commercially reasonable concerns and comments of GSK. The Parties acknowledge that this press release will announce that Prosensa and GSK will take three exon skipping compounds (PRO044, PRO045 and PRO053) into the next stage of development under their ongoing relationship, whereby Prosensa and GSK will be jointly responsible for the conduct of the further development and GSK will pay an amount of up to GBP xx M in support of these development activities. The actual content of this press release, including whether or not to mention the actual amount, evidently needs to be fine-tuned in due course, and is subject to prior approval by both Parties, but will include a statement that Prosensa and GSK will embark on chronic toxicity studies enabling further clinical development and a natural history study to better understand the disease course of Duchenne Muscular Dystrophy.

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14.	Section 6.2(b)(i) of the Original Agreement contemplates payment of the Six Month Data Safety and Data Review During PhI/II Extension Study milestone of *****, upon a review of safety and pharmacodynamic data, which is hereby amended to reasonably take into account a review of the emerging pre-clinical and clinical data ***** in addition to that emerging from PRO044, following at least ***** during the PhI/II extension study (Clin-02 Study) for PRO044 pursuant to the guidelines in Exhibit B of the Original Agreement, *****. The Parties hereby agree that the Six Month Data Safety and Data Review During PhI/II Extension Study milestone is payable if achieved upon showing of satisfactory results even in the event GSK has not yet exercised the Option on the Exon 44 Program, unless the Exon 44 Program has been terminated by GSK pursuant to Paragraph 7, or has otherwise been terminated for any reason, prior to the achievement of the milestone.

15.	In the preamble of the Original Agreement, change PROSENSA Holding BV’s address from “Wassenaarseweg 72, 2333 AL Leiden” to “J.H. Oortweg 21, 2333 CH Leiden”.

16.	In Section 13.7 of the Original Agreement, replace the notification provision beginning “If to PROSENSA” in its entirety with the following:

If to PROSENSA, addressed to:

Attention: Chief Business Officer

Prosensa Holding BV

J.H. Oortweg 21

2333 CH Leiden

The Netherlands

Fax: +31 71 3322088

Attention: Chief Executive Officer

Prosensa Holding BV

J.H. Oortweg 21

2333 CH Leiden

The Netherlands

Fax: +31 71 3322088

17.	The applicable provisions of this Amendment shall be deemed to be incorporated into the Original Agreement in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the Original Agreement shall remain in full force and effect. The Parties hereby understand and agree that, where any provision of this Amendment is inconsistent with or in conflict with any of the provisions, terms or conditions of the Original Agreement, the provisions, terms and conditions of this Amendment shall supersede and control.

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18.	This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Amendment Agreement #1 to be executed by their duly authorized representatives as of the Amendment Effective Date.

PROSENSA HOLDING BV

By:	/s/ Hans GCP Schikan
Name:	Hans GCP Schikan
Title:	Chief Executive Officer

GLAXO GROUP LIMITED

By:	/s/ Paul Williamson
Name:	Paul Williamson
Title:	Authorized Signatory
For and on behalf of
Edinburgh Pharmaceutical Industries Limited
Corporate Director

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Appendix 1-

Modified Development Plan for PRO044 and Budget

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Appendix 1